UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 11, 2021

MODULAR MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49671	87-0620495
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

16772 W. Bernardo Drive, San Diego, California	92127
(Address of principal executive offices)	(Zip Code)

858-800-3500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 ).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

2021 Private Placement

On May 11, 2021, Modular Medical, Inc. (the “Company”) completed a private placement transaction (the “2021 Placement”), pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended, pursuant to which it sold to accredited investors, pursuant to a Securities Purchase Agreement between the Company and each investor (the “SPA”), $6,560,000 aggregate principal amount of promissory notes (the “Notes”), at par, and warrants to purchase shares of its common stock (the “Warrants”). In connection therewith, the Company will pay to certain third parties who assisted in selling such Notes $180,800, resulting in net proceeds to the Company of approximately $6,379,200. Subject to limitations set forth in the Notes and the SPA, the Company intends to use net proceeds from the 2021 Placement for business development, including, without limitation, working capital and general corporate purposes.

The Notes are unsecured obligations of the Company with each Note having a stated maturity date of 12 months from its issue date (the “Issue Date”). The Notes bear interest at a rate of 12% per annum, payable on maturity, provided that, if the Company fails to pay any amounts when due under a Note, the interest rate increases to the greater of 16% or the maximum amount permitted by law. Each Note may be prepaid at the Company’s option during the first 270 calendar days following its Issue Date (the 270th day, the “Trigger Date”), subject to a 110% prepayment penalty on all principal and accrued but unpaid interest then outstanding. No Notes may be prepaid in whole or in part after the Trigger Date.

If the Notes remain outstanding after the Trigger Date, the Notes may be converted into shares of the Company’s common stock at an initial conversion price of $2.87 per share; provided, that a Note holder may not convert any portion of its Note that would cause it to beneficially own in excess of 4.99% of the Company’s outstanding common stock. The conversion price and number of shares of Company common stock issuable upon conversion of the Notes will be subject to adjustment from time to time for any subdivision or consolidation of shares and other standard dilutive and certain other corporate events, as provided in the Notes. Subject to certain Exempt Issuances (as defined in the Notes), if at any time while a Note is outstanding, the Company sells, issues or grants any shares of its common stock or other securities entitling the holder to acquire shares of the Company’s common stock at a price per share less than the then conversion price, such conversion price shall be reduced to such lesser price, and the number of shares of the Company’s common stock issuable upon conversion of the Notes shall be increased, as provided in the Notes.

If the Company completes an offering of its common stock or other securities in excess of $12,000,000 of gross proceeds (a “Qualified Capital Raise”), each Note holder will be required to convert its Adjusted Note Amount into the securities of such Qualified Capital Raise. For purposes hereof, Adjusted Note Amount equals the product of (i) the sum of all outstanding principal plus accrued but unpaid interest on a Note, multiplied by (ii) 1.25.

The Notes contain a number of Company events of default (“Events of Default”) including, without limitation (i) failure to pay any principal or interest thereon when due, (ii) failure to timely deliver shares upon conversions, (iii) failure to comply with SEC reporting requirements under the Exchange Act, (iv) certain breaches of the SPA, the Notes, the Warrants, and the Registration Rights Agreement, (v) material restatements of the Company’s financial statements filed with the SEC, (vi) a holder’s inability to rely on Rule 144 for sales of shares underlying the Notes, (vii) the Company’s common stock is suspended or halted from trading and/or fails to be quoted or listed (as applicable) on the OTCQB, OTCQX, any tier of the NASDAQ Stock Market, the New York Stock Exchange, or the NYSE American within 10 days thereafter, (viii) failure to file with the SEC a registration statement covering the resale of shares of common stock underlying the Notes and Warrants within 60 calendar days following the Issue Date, (ix) failure to cause such registration statement to become effective within 120 calendar days following the Issue Date, or (x) certain merger consolidations, business combinations and sales of all or substantially all of the Company’s assets in the event the Company is not the survivor of such transaction.

Upon an Event of Default, a Note holder may declare all amounts under its Note(s) due and payable, in which event the Company will be required to pay such Noteholder the product of (i) all then outstanding principal amount and accrued but unpaid interest thereon, multiplied by (ii) 125%; and all collection costs including legal fees and expenses in connection therewith.

At the option of a Note holder, in the event the Company receive cash proceeds as a result of certain events including, but not limited to, from customers, issuances of debt or equity securities, exercise of warrants or asset sales, the Company will be required to use such proceeds to repay all or any lesser outstanding amounts due under such holder’s Note.

The Notes also includes various covenants, including negative covenants, representations, warranties, other payment obligations and agreements by the Company including, without limitation, most-favored nation clauses, rights of participation and first refusal and exchange rights.

In connection with the issuance of the Notes, the Company issued Warrants to purchase 2,285,736 shares of its common stock (“Warrant Shares”) at an initial exercise price of $8.00 per share. The Warrants may be exercised for a period of 5 years from the Trigger Date. A Warrant holder may not exercise its Warrants with respect to any Warrant Shares that would cause such holder to beneficially own in excess of 4.99% of the outstanding Company common stock. The Warrants may be exercised for cash, or, if the market price of the Company common stock is greater than the Warrants’ exercise price, and there is not an effective registration statement covering the Warrant Shares, the Warrants may be exercised on a cashless basis. The number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment for subdivision or consolidation of shares and other standard dilutive events, or in the event the Company effects a reorganization, reclassification, merger, consolidation, disposition of assets, or other fundamental transaction. In addition, subject to certain Exempt Issuances, if at any time while a Warrant is outstanding, the Company sells, issues or grants any shares of Company common stock or other securities entitling the holder to acquire shares of Company common stock at a price per share less than the then exercise price, the exercise price shall be reduced to equal such lesser price.

In the event that prior to the Trigger Date the Company (i) completes a Qualified Capital Raise the outstanding Warrants shall be cancelled or (ii) prepays a holder’s Note(s) in whole or in part, such holder’s pro-rata number of its Warrants shall be cancelled.

In connection with the issuance of the Notes, the Company agreed, pursuant to the SPA, to register all shares of Company common stock underlying the Notes and Warrants purchased by investors, and entered into a registration rights agreement with the investors (the “Registration Rights Agreement”) pursuant to which the Company agreed to, among other items (i) file with the SEC a registration statement covering resales by the holders of all shares of Company common stock underlying the Notes and the Warrants within 60 calendar days following the Issue Date and (ii) cause the registration statement to become effective within 120 calendar days following the Issue Date.

The foregoing summary of the terms of the 2021 Placement, the SPA, the Notes, the Registration Rights Agreement and the Warrants (the “Note Documents”) should be read in conjunction with the forms of such agreements and documents filed as exhibits to this Current Report on Form 8-K under Item 9.01, which contain all of the terms and conditions of the Note Documents.

Amendment of Reorganization and Share Agreement

In May 2021, the Company amended the Reorganization and Share Exchange Agreement dated July 24, 2017 by and between Paul M. DiPerna, the Company’s chairman and chief executive officer and largest shareholder, Manchester Explorer L.P. (“Manchester”) and Quasuras, Inc., the Company’s wholly-owned subsidiary. Under the terms of the amendment, Mr. DiPerna and Manchester agreed to terminate their respective rights to appoint and terminate members of the Company’s board of directors (the “Board”) and to increase the size of the Board to seven members. In addition, the amendment provided that in the event that Mr. DiPerna resigns or is replaced as the Company’s chief executive officer, Mr. DiPerna shall remain as chairman of the Board for a period of three years from the effective date of his resignation or replacement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of the Registrant.

The disclosure in Item 1.01 and Exhibit 10.21, 10.22, 10.23 and 10.24 of this Current Report on Form 8-K are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 with respect to the issuance of the Notes, the Warrants and shares of Common Stock issuable thereunder (collectively, the “Securities”) is incorporated by reference into this Item 3.02. The Securities were issued in a private placement exempt from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

2.2	Addendum No. 1 to Reorganization and Share Exchange Agreement dated as of July 24, 2017, by and among the Registrant, Quasuras, Inc., Paul DiPerna and the other Stockholders of Quasuras, Inc. dated May 3, 2021

10.21	Form of Convertible Promissory Note issued in the 2021 Placement

10.22	Form of Common Stock Purchase Warrant issued in the 2021 Placement

10.23	Form of Securities Purchase Agreement for the 2021 Placement

10.24	Form of Registration Rights Agreement for the 2021 Placement

99.1	Press Release by Modular Medical, Inc. dated May 12, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Modular Medical, Inc.

Date: May 12, 2021	/s/ Paul M. DiPerna
Chairman, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer